Exhibit 10.40(a)

CONFORMED COPY

AMENDMENT NO. 1 TO MASTER MOTOR VEHICLE OPERATING

LEASE AGREEMENT

dated as of February 15, 2008

between

CENTRE POINT FUNDING, LLC,

as Lessor,

BUDGET TRUCK RENTAL, LLC,

as Administrator

as Lessee

and

AVIS BUDGET CAR RENTAL, LLC,

as Guarantor

AMENDMENT NO. 1

TO MASTER MOTOR VEHICLE OPERATING LEASE AGREEMENT

This AMENDMENT NO. 1 TO MASTER MOTOR VEHICLE OPERATING LEASE AGREEMENT, dated February 15, 2008 (this “Amendment”) is between CENTRE POINT FUNDING, LLC (f/k/a Budget Truck Funding, LLC) (“BTF”), a Delaware limited liability company, as lessor (the “Lessor”), BUDGET TRUCK RENTAL, LLC, a Delaware limited liability company (“BTR”), as lessee (the “Lessee”) and as administrator (the “Administrator”), and AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company (“ABCR”), as guarantor (the “Guarantor”).

RECITALS:

WHEREAS, the Lessor entered into that certain Master Motor Vehicle Operating Lease Agreement (the “Lease”), dated as of May 11, 2006, among the Lessor, the Administrator, as Lessee, and the Guarantor pursuant to which the Lessor leases to the Lessee, and the Lessee leases from the Lessor, the BTF Trucks set forth on Attachments A to the Lease for use in the daily rental business of the Lessee;

WHEREAS, the Guarantor has guaranteed the obligations of the Lessee under the Lease pursuant to Section 22 of the Lease;

WHEREAS, the parties hereto wish to amend the Lease as provided herein;

WHEREAS, pursuant to Section 24 of the Lease, the Lease may be modified or amended in accordance the requirements of such Section, and pursuant thereto the Trustee and the Required Noteholders, as required, have consented in writing to the amendments effected by this Amendment; and

WHEREAS, this Amendment has been duly authorized by all necessary limited liability company action on the part of BTF;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1. Terms Defined in Series Supplement or Base Indenture. Unless otherwise specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meanings ascribed to such terms in the Lease or the Definitions List attached as Annex 1 to the Base Indenture, dated as of May 11, 2006 (the “Base Indenture”), between the Lessor, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, as such Definitions List may from time to time be amended in accordance with the Base Indenture.

ARTICLE II.

Amendments

Section 2.1. Amendments to Table of Contents. The Table of Contents is hereby amended by the addition of the following at the end thereof:

“ATTACHMENT D Form of Sublease”

Section 2.2. Amendments to Article 2: General Agreement. Section 2(b) is hereby amended as follows:

(a) by amending and restating clause (ii) in its entirety to read as follows:

“(ii) all BTF Trucks which, notwithstanding that this Agreement and any Sublease is intended to convey only a leasehold interest, are determined to be owned by the Lessee or any Permitted Sublessee, and all Certificates of Title with respect to the BTF Trucks;”

(b) by amending and restating clauses (iii) in its entirety to read as follows:

“(iii) all right, title and interest of the Lessee or any Permitted Sublessee in and to any proceeds from the sale of BTF Trucks which, notwithstanding that this Agreement and any Sublease is intended to convey only a leasehold interest, are determined to be owned by the Lessee or any Sublessee, including all monies due in respect of such BTF Trucks, whether payable as the purchase price of such BTF Trucks or as fees, expenses, costs, indemnities, insurance recoveries or otherwise;”

(c) by adding the following new clause (v):

“(v) the rights of the Lessee under any Sublease, as the same may be amended, modified or supplemented from time to time in accordance with its terms, including, without limitation, (a) all monies, if any, due and to become due to the Lessee from any Permitted Sublessee under or in connection with any Sublease, whether payable as rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any Sublease or otherwise, (b) all rights, remedies, powers, privileges and claims of the Lessee against any other party under or with respect to any Sublease (whether arising pursuant to the terms of such Sublease or otherwise available to the Lessee at law or in equity), including the right to enforce any Sublease and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Sublease or the obligations and liabilities of any party thereunder, (c) all liens and property from time to time purporting to secure payment of the obligations and liabilities of any Permitted Sublessee arising under or in connection with any Sublease, together with any documents or agreements describing any collateral securing such obligations or liabilities and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of any Permitted Sublessee pursuant to any Sublease;”; and

(d) by renumbering the existing clauses “(v)” and “(vi)” so that they are now clauses “(vi)” and “(vii)”.

Section 2.3. Amendments to Section 7 : BTF Truck Use.

Section 7 is hereby amended and restated in its entirety to read as follows:

“BTF TRUCK USE. So long as no Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default has occurred (subject, however, to Section 2.5 hereof), the Lessee may use BTF Trucks leased hereunder in its regular course of business, including subleasing BTF Trucks to Permitted Sublessees in accordance with this Section 7. Such use shall be confined solely to the United States, and the principal place of business or rental office of the Lessee with respect to the BTF Trucks shall be located in the United States. The Administrator shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations and take such further actions as the Lessor or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor’s rights to and interest in the BTF Trucks and the Certificates of Title as against the Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Trustee’s Lien on the BTF Trucks and the Certificates of Title as a perfected first lien in any applicable jurisdiction. The Lessee may, at its sole expense, change the place of principal location of any BTF Trucks. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (x) all actions necessary to maintain the Lien of the Trustee on such BTF Trucks and the Certificates of Title with respect to such BTF Trucks shall have been taken and (y) all legal requirements applicable to such BTF Trucks shall have been met or obtained. Following the occurrence of a Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default, the Lessee shall advise the Lessor in writing where all BTF Trucks leased hereunder as of such date are principally located. The Lessee shall not knowingly use any BTF Trucks or knowingly permit the same to be used for any unlawful purpose. The Lessee shall use reasonable precautions to prevent loss or damage to BTF Trucks. The Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of BTF Trucks and shall take reasonable steps to ensure that operators are licensed. The Lessee and the Lessor agree that the Lessee shall perform, at the Lessee’s own expense, such BTF Truck preparation and conditioning services with respect to BTF Trucks leased by the Lessee hereunder as are customary. The Lessor or the Trustee or any authorized representative of the Lessor or the Trustee may during reasonable business hours from time to time, without disruption of the Lessee’s business, subject to applicable law, inspect BTF Trucks and registration certificates, Certificates of Title and related documents covering BTF Trucks wherever the same be located. In addition to its normal daily rental operations, the Lessee may sublease BTF Trucks to a Permitted Sublessee provided that (i) such Permitted Sublessee uses such BTF Trucks in the regular course of its business and the regular course of such Permitted Sublessee’s business is renting vehicles on a daily basis, (ii) the aggregate Net Book Value of all BTF Trucks being subleased at any one time is less than ten percent (10%) (or such other percentage as may be agreed to in writing by the Required Noteholders of each Series of Notes Outstanding at such time) of the aggregate Net Book Value of the Vehicles being leased under this Agreement at such time, (iv) the applicable sublease agreement is substantially in the form of Attachment D hereto and (iii) the Lessee delivers to the Lessor and the Trustee an Opinion of Counsel, dated the date of the applicable Sublease, substantially to the effect that (a) the applicable Sublease has been duly authorized, executed and delivered by each of the Lessee and the applicable Permitted Sublessee, (b) the applicable Sublease constitutes a valid, binding and enforceable obligation of each of the Lessee and the applicable Permitted Sublessee, (c) there is no pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of each of the Lessee and the applicable Permitted Sublessee to perform its obligations under the applicable Sublease, (d) the Subleases does not conflict with or violate any court decree, injunction, writ or order applicable to either the Lessee or the applicable Sublessee or result in a breach or default under any indenture, agreement or other instrument of the Lessee or the applicable Permitted Sublessee and (e) the validity, perfection and priority of the security interests created by the Sublease. No such sublease to a Permitted Sublessee shall release the Lessee or the Guarantor from any obligations under this Agreement. The Lessee shall not sublease any BTF Truck or assign any right or interest herein or in any BTF Truck to any Person other than a Permitted Sublessee in accordance with this Section 7; provided, however, the foregoing shall not be deemed to prohibit the Lessee from renting BTF Trucks to third party customers in the ordinary course of its business.”

Section 2.4. Amendments to Section 16.1.1.

Section 16.1.1 is hereby amended by adding the following phrase immediately after the phrase “request by the Lessee” at the end of the first sentence thereof:

“including, without limitation, any BTF Truck subleased to a Permitted Sublessee pursuant to Section 7 and any of the forgoing actions events or circumstances occurring or arising in connection with such subleasing and any customer of any such Permitted Sublessee”.

Section 2.5. Amendments to Section 17.2.

Section 17.2 is hereby amended by adding the following phrase immediately after the phrase “normal daily rental programs” at the end of the proviso contained in the first sentence thereof:

“and may sublease BTF Trucks to Permitted Sublessees in accordance with Section 7”.

Section 2.6. Amendments to Section 25.14.

Section 25.14 is hereby amended by (a) deleting the title of that Section in its entirety and substituting, in replacement thereof, the following new title: “Eligible Trucks; Permitted Sublessees” and (b) adding the following sentence immediately after the first sentence thereof:

“Each sublessee subleasing a BTF Truck from the Lessee is, or will be as of the sublease commencement date for such BTF Truck, a Permitted Sublessee and each applicable sublease meets the requirements set forth in Section 7.”

ARTICLE III.

Miscellaneous

Section 3.1. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Lease, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect.

Section 3.2. Condition to Effectiveness. This Amendment shall become effective as of the date hereof only upon receipt by the Administrative Agent under the Series 2006-1 Supplement to the Base Indenture, dated as of May 11, 2006, as amended by that certain Amendment No. 1 to Series 2006-1 Supplement, dated as of May 16, 2007 (the “Series 2006-1 Supplement”) of written confirmation from Moody’s that the Series 2006-1 Notes (as defined in the Series 2006-1 Supplement) are publicly rated at least “A3” by Moody’s after giving effect to the amendments contemplated by this Amendment.

Section 3.3. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

Section 3.4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.5. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of the Guarantor and the Lessee and all rights of the Lessor or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

Section 3.6. Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO

ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 3.7. Headings. Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

Section 3.8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Amendment.

Section 3.9. No Recourse. The obligations of the Lessor under this Agreement are solely the corporate obligations of the Lessor. No recourse shall be had for the payment of any obligation or claim arising out of or based upon this Agreement against any shareholder, partner, employee, officer, director or incorporator of the Lessor

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSOR:

CENTRE POINT FUNDING, LLC

By:	/s/: Joe Ferraro

Address:

6 Sylvan Way
Parsippany, NJ 07054
	Attention:	Treasurer
	Telephone:	(973) 496-7312
	Fax:	(973) 496-5852

LESSEE:

BUDGET TRUCK RENTAL, LLC

By:	/s/: David Wyshner

Address:

1 Campus Drive
Parsippany, NJ 07054
	Attention:	Treasurer
	Telephone:	(973) 496-5285
	Fax:	(973) 496-5852

ADMINISTRATOR:

BUDGET TRUCK RENTAL, LLC

By:	/s/: David Wyshner

Address:

1560 Broadway, Suite 1700
Denver, Colorado 80202
	Attention:	Treasurer
Telephone:
Fax:

GUARANTOR:

AVIS BUDGET CAR RENTAL, LLC

By:	/s/: Rochelle Tarlowe

Address:

One Campus Drive
Parsippany, NJ 07054
	Attention:	Treasurer
	Telephone:	(973) 496-7312
	Fax:	(973) 496-5852